POWER OF ATTORNEY
FOR EXECUTING FORMS 3, 4, AND 5

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Joseph W. Bean, Jacquelyn A. Jones and Jeffrey R. Tucker signing singly, his true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned Forms 3, 4 and 5, including amendments thereto, with respect to Patriot Coal Corporation in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, including amendments thereto, with respect to Patriot Coal Corporation and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned; it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact not otherwise appointed herein who are named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Patriot Coal Corporation, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 17th day of November, 2011.


/s/ Richard M. Whiting
_________________________________
(Signature)


Richard M. Whiting
_________________________________
(Print Name)









STATE OF MISSOURI   )
                                                 (SS)
COUNTY OF ST. LOUIS )


	On this 17th day of November, 2011, before me, the undersigned notary public, personally appeared Richard M. Whiting, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                         /s/ Diana L. Lenzner
                                         _________________________________
                                         Notary Public


                                         9-17-2014
                                         _________________________________
                                         My Commission Expires: